Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment (this “Amendment”) to the Employment Agreement entered into as of March 31, 2018 (the “Agreement”) by and between Microbot Medical Ltd., an Israeli corporation number 514519412 (the “Employer”), and Simon Sharon, Israeli ID No. 027037753 of 15 Zur Street, Maayan Zvi, 30805, Israel (the “Employee”), is made as of the 19th day of April, 2021, by and between the Company and the Employee (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in the Agreement).

RECITALS

WHEREAS, the Company and the Employee are parties to the Agreement; and

WHEREAS, the Company and the Employee desire to amend the Agreement as more particularly set forth herein; and

WHEREAS, Section 10 of the Agreement provides, among other things, that no provision of the Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in wiring and signed by the Employee and the Employer.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Amendments to Agreement. As of the date of this Amendment or as otherwise determined by the Employer and the Employee in writing as to a prior date:

(a) The definitions of “CTO” and “Position” shall be deemed to include the position of General Manager of the Employer.

(b) The Salary pursuant to Section 2(a) shall be increased in the aggregate to NIS 72,000 per month, and allocated as between Base Salary and Overtime Payment as the Employer shall determine consistent with applicable law.

(c) Section 3(a)(viii) is hereby amended by adding the following to the end thereof:

“In furtherance of the foregoing, for each calendar year during the term of this Agreement, Employee shall be eligible to receive a bonus (the “Target Bonus”) of up to a maximum amount of thirty five percent (35%) of his Salary for performance at the maximum level; provided, however, that Employee must be employed in the Position as of December 31st of the year to which the Target Bonus relates in order to be paid the Target Bonus. The calculation of the Target Bonus shall be based upon corporate performance factors established and assessed by the Compensation Committee of the Employer’s parent company that will take into account the performance of Employee based on the achievement of Employee’s objectives agreed to with such Compensation Committee for a particular year.”

1

(d) Promptly after the date of this Amendment, the Employee shall be paid a one-time special bonus of NIS 60,000.

2. Miscellaneous.

(a) Except as expressly set forth in this Amendment, the Agreement shall remain in full force and effect.

(b) The headings of the sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be a part of this Amendment.

(c) This Amendment, together with the Agreement, contain the entire agreement between the Company and the Employee with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

(d) This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Fax and electronic signatures shall be deemed originals for all purposes hereof.

(e) This Amendment shall be governed by, and construed in accordance with, the laws of the State of Israel.

[Remainder Of This Page Intentionally Left Blank; Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the day and year first written above.

COMPANY:

Microbot Medical Ltd.

By:	/s/ Harel Gadot
Name:	Harel Gadot
Title:	President, CEO and Chairman

EMPLOYEE:

/s/ Simon Sharon
Simon Sharon

[SIGNATURE PAGE TO AMENDMENT]

3